
                                                                    EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                                   MAREX, INC.

                           SOFTWARE SUPPORT TEAM, INC.

                                       and

                   each of the stockholders of the Corporation

                         DATED AS OF SEPTEMBER 21, 2001


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                                Table of Contents

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                                                                                     Page
                                                                                     ----

         Section 1.1  Sale of Stock....................................................1
         Section 1.2  Purchase Price and Payment.......................................1
         Section 1.3  Purchase Price Adjustments.......................................2
         Section 1.4  Dispute Resolution...............................................2

ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF THE SELLERS.................................4

         Section 2.1  Corporate Organization, Etc......................................4
         Section 2.2  Subsidiaries.....................................................4
         Section 2.3  Capitalization...................................................4
         Section 2.4  Books and Records................................................4
         Section 2.5  Title to Stock...................................................4
         Section 2.6  Authorization, Etc...............................................5
         Section 2.7  Financial Statements.............................................5
         Section 2.8  Employees........................................................6
         Section 2.9  Warranty.........................................................7
         Section 2.10  Absence of Certain Developments.................................7
         Section 2.11  Assets..........................................................8
         Section 2.12  Tax Matters.....................................................9
         Section 2.13  Contracts and Commitments......................................10
         Section 2.14  Intellectual Property..........................................11
         Section 2.15  Litigation.....................................................13
         Section 2.16  Brokerage......................................................13
         Section 2.17  Insurance......................................................13
         Section 2.18  No Employee Benefit Plans......................................13
         Section 2.19  Compliance with Law and Certifications.........................14
         Section 2.20  Affiliated Transactions........................................14
         Section 2.21  Environmental Matters..........................................14
         Section 2.22  Accounts Receivable............................................14
         Section 2.23  Disclosure.....................................................14

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..............................15

         Section 3.1  Corporate Organization, Etc.....................................15
         Section 3.2  Authorization, Etc..............................................15
         Section 3.3  No Violation....................................................15
         Section 3.4  Investment Intent...............................................16

ARTICLE IV

         COVENANTS OF THE CORPORATION AND THE SELLERS.................................16

         Section 4.1  Conduct of Business of the Corporation..........................16
         Section 4.2  Review of the Corporation.......................................16


                                        i
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                                Table of Contents
                                  (continued)

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
         Section 4.3  Notices and Consents............................................16
         Section 4.4  Insurance.......................................................17
         Section 4.5  Intellectual Property Rights....................................17
         Section 4.6  Notice of Material Change.......................................17
         Section 4.7  S Corporation Status............................................17
         Section 4.8  Simplified Employee Pension Program.............................17

ARTICLE V

         COVENANTS OF THE PURCHASER...................................................17

         Section 5.1  Notices and Consents............................................17
         Section 5.2  DockMaster 6.0 Software Development.............................18
         Section 5.3  Release from Certain Obligations................................18

ARTICLE VI

         OTHER AGREEMENTS.............................................................18

         Section 6.1  Non-Competition and Non-Solicitation............................18
         Section 6.2  Confidentiality.................................................19
         Section 6.3  Tax Matters.....................................................19

ARTICLE VII

         CONDITIONS TO THE PURCHASER'S OBLIGATIONS AT THE CLOSING.....................20

         Section 7.1  Representations and Warranties, Covenants.......................20
         Section 7.2  Consents and Approvals..........................................20
         Section 7.3  Opinion of the Corporation's and the Sellers' Counsel...........20
         Section 7.4  No Material Adverse Change......................................20
         Section 7.5  Litigation......................................................20
         Section 7.6  Accounting Matters..............................................21
         Section 7.7  Condition of Assets.............................................21
         Section 7.8  Secretary's Certificate.........................................21
         Section 7.9  Certificates of Good Standing...................................21
         Section 7.10  Termination of Affiliate Contracts.............................21
         Section 7.11  Joinder of All Sellers.........................................21
         Section 7.12  Employment Agreements..........................................21
         Section 7.13  Creditor Consents..............................................21
         Section 7.14  Resignations...................................................22
         Section 7.15  Leases.........................................................22
         Section 7.16  Estimated Closing Date Working Capital.........................22
         Section 7.17  Termination of Simplified Employee Pension Program.............22

ARTICLE VIII

         CONDITIONS TO THE CORPORATION'S AND THE SELLERS' OBLIGATIONS TO CLOSE........22


                                       ii
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                                Table of Contents
                                   (continued)

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                                                                                     ----

         Section 8.1  Truth of Representations and Warranties.........................22
         Section 8.2  Litigation......................................................22
         Section 8.3  Consents and Approvals..........................................22
         Section 8.4  Employment Agreements...........................................22
         Section 8.5  Security Agreement..............................................22

ARTICLE IX

         CLOSING......................................................................23

         Section 9.1  Closing.........................................................23
         Section 9.2  Intervening Litigation..........................................23

ARTICLE X

         TERMINATION AND ABANDONMENT..................................................23

         Section 10.1  Methods of Termination.........................................23
         Section 10.2  Procedure Upon Termination.....................................23

ARTICLE XI

         INDEMNIFICATION..............................................................24

         Section 11.1  Survival.......................................................24
         Section 11.2  Limitation.....................................................24
         Section 11.3  Indemnification by Sellers.....................................25
         Section 11.4  Indemnification by the Purchaser...............................26
         Section 11.5  Notice of Indemnity Claims.....................................26
         Section 11.6  Indemnification Obligation.....................................28

ARTICLE XII

         MISCELLANEOUS................................................................28

         Section 12.1  Certain Definitions............................................28
         Section 12.2  Expenses.......................................................34
         Section 12.3  Governing Law..................................................34
         Section 12.4  Captions.......................................................34
         Section 12.5  Notices........................................................34
         Section 12.6  Counterparts...................................................35
         Section 12.7  Entire Agreement...............................................35
         Section 12.8  Amendments.....................................................36
         Section 12.9  Severability...................................................36
         Section 12.10  Third Party Beneficiaries.....................................36
         Section 12.11  Assignment....................................................36
         Section 12.12  CONSENT TO JURISDICTION; SERVICE OF PROCESS...................36

                            STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT (this "Agreement") dated as of the 21st day of September, 2001, among Marex, Inc., a Florida corporation, (the "Purchaser"), Software Support Team, Inc., a Florida corporation (the "Corporation"), and the stockholders of the Corporation set forth on the signature pages hereto (each a "Seller" and collectively the "Sellers"). Except as otherwise indicated herein, capitalized terms used herein are defined in
Article XII hereof.

                  WHEREAS, the Corporation is in the business of developing, customizing, installing and servicing computer software and related applications for the marine industry (the "Business");

                  WHEREAS, the Sellers own all of the shares of capital stock of the Corporation (the "Stock"), consisting solely of common stock, $1.00 par value per share, being all of the issued and outstanding shares of all classes of capital stock and Options of the Corporation;

                  WHEREAS, the Purchaser desires to acquire all of the outstanding Stock of the Corporation; and

                  WHEREAS, the Sellers desire to sell, and the Purchaser desires to purchase, the Stock pursuant to this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties agree as follows:

                                    ARTICLE I
                           AUTHORIZATION AND CLOSINGS

                  Section 1.1 Sale of Stock. Subject to the terms and conditions to closing set forth in this Agreement, the Sellers do hereby sell, assign, convey, transfer and deliver to the Purchaser, and the Purchaser does hereby purchase from the Sellers on the Closing Date, all of the shares of Stock owned by the Sellers as reflected on the signature pages hereto. The certificates representing the Stock shall be delivered to the Purchaser, duly endorsed in blank, or accompanied by stock powers duly executed in blank, with all necessary transfer tax and other revenue stamps, acquired at the Sellers' expense, affixed and canceled. The Sellers agree to cure any deficiencies with respect to the endorsement of the certificates representing the Stock owned by the Sellers or with respect to the stock powers accompanying any such certificates.

                  Section 1.2       Purchase Price and Payment

                  (a) In full consideration for the sale of the Stock, and subject to the terms and conditions contained herein, the Purchaser shall pay to the Sellers (the "Purchase Price"):

                           (i) An aggregate amount equal to $800,000, (A) minus the Indebtedness of the Corporation outstanding on the Closing Date and (B) minus any applicable Working Capital Shortfall as set forth in
                  Section 1.3(b)(i) (such net amount being referred to as the "Cash Amount");

                           (ii) Promissory notes made by the Purchaser in favor of the Sellers in the aggregate principal amount of $1,600,000, substantially in the form of Exhibit 1.2 hereto (the "Note");

                  (b) The Cash Amount shall be paid to the Sellers by means of a wire transfer of immediately available funds on the Closing Date.

                  (c) The Note shall be delivered to the applicable Sellers at Closing.

                  Section 1.3       Purchase Price Adjustments

                  (a) Estimated Closing Date Balance Sheet. On the Closing Date, the chief financial officer of the Corporation or other officer functioning in such capacity (the "Chief Financial Officer") shall prepare and deliver to the Purchaser (i) an estimated balance sheet for the Corporation as of the Closing Date in accordance with the procedures set forth on Schedule 1.3 hereto (the "Estimated Closing Date Balance Sheet") and (ii) an estimated calculation of the Closing Date Working Capital (the "Estimated Closing Date Working Capital"), each prepared in accordance with GAAP. The Chief Financial Officer of the Corporation shall also provide the Purchaser with copies of all work papers and other documents and data used to prepare the Estimated Closing Date Balance Sheet.

                  (b) Post Closing Adjustments. Within fifteen (15) days after delivery to the Purchaser of all materials related to the close of the end of the first month following the Closing Date, the Purchaser shall prepare and deliver to the Sellers a balance sheet for the Corporation as of the Closing Date (the "Closing Date Balance Sheet"), which shall be prepared in accordance with GAAP. The Purchaser shall also make available to the Sellers copies of all work papers and other documents and data used to prepare the Closing Date Balance Sheet. The Sellers and the Purchaser shall have the right to dispute the Closing Date Balance Sheet (and any items therein) and make any proposed adjustments thereto as provided in Section 1.4 hereto.

                           (i) If it is determined that there was an Adjusted Working Capital Shortfall at Closing, the Working Capital Shortfall shall be paid by the Sellers to the Purchaser on the Settlement Date; or

                           (ii) In the event a Working Capital Shortfall is not paid to the Purchaser on the Settlement Date (unless due to the fault of the Purchaser), the Sellers shall also pay to the Purchaser interest on the amount of the Working Capital Shortfall at a rate of six percent (6%) per annum, which shall accrue from the Closing Date to the date of actual payment.

                  Section 1.4       Dispute Resolution

                  (a) Dispute Mechanism. The Sellers shall have until thirty (30) days after the delivery of the Closing Date Balance Sheet to review the Closing Date Working Capital calculations and propose any adjustments thereto. All adjustments proposed by the Sellers shall be set out in detail in a written statement delivered to the Purchaser (the "Adjustment Statement") and shall be incorporated into the calculation of the Closing Date Working Capital, unless the Purchaser shall object in writing to such proposed adjustments (the proposed adjustment or adjustments to which the Purchaser objects are referred to herein as the "Contested Adjustments" and the Purchaser's objection notice is referred to herein as the "Contested Adjustment Notice") within thirty (30) days of delivery by the Sellers to the Purchaser of the Adjustment Statement. If the Purchaser delivers a Contested Adjustment Notice to the Sellers, the Purchaser and the Sellers shall attempt in good faith to resolve their dispute regarding the Contested Adjustments, but if a final resolution thereof is not obtained within ten (10) days after the Purchaser delivers to the Sellers said Contested Adjustment Notice, either the Purchaser or the Sellers may retain for the benefit of all the parties hereto an accounting firm acceptable to both the Sellers and the Purchaser (the "Independent Accountant") to resolve any remaining disputes concerning the Contested Adjustments. If the Independent Accountant is retained, then (i) the Sellers and the Purchaser shall each submit to the Independent Accountant in writing not later than thirty (30) days after the Independent Accountant is retained their respective positions with respect to the Contested Adjustments, together with such supporting documentation as they deem necessary or as the Independent Accountant requests, and (ii) the Independent Accountant shall, within thirty (30) days after receiving the positions of both the Sellers and the Purchaser and all supplementary supporting documentation requested by the Independent Accountant, render its decision as to the Contested Adjustments, which decision shall be final and binding on, and nonappealable by, the Sellers and the Purchaser. The fees and expenses of the Independent Accountant shall be paid by the party whose estimate of the calculation in question is furthest from the Independent Accountant's estimate of the calculation in question. The decision of the Independent Accountant shall also include a certificate of the Independent Accountant setting forth the final calculation in question (the "Settlement Amount Certificate"). The calculation of the Closing Date Working Capital shall be deemed to include those adjustments accepted or made by the decision of the Independent Accountant in resolving the Contested Adjustments.

                  (b) Settlement Date. There shall be a "Settlement Date" after the calculation of the Closing Date Working Capital which shall mean the following, as applicable:

                  (i) If the Sellers have not timely delivered an Adjustment Statement to the Purchaser, thirty-five (35) days after the date the Sellers receive the calculation in question;

                  (ii) If the Sellers have timely delivered an Adjustment Statement and the Purchaser has not timely delivered a Contested Adjustment Notice, thirty-five (35) days after the date the Purchaser receives the Adjustment Statement;

                  (iii) If the Sellers and the Purchaser have any disputes regarding the Contested Adjustments and they resolve those disputes, five (5) business days after such resolution;

                  (iv) Five (5) business days after the Independent Accountant delivers the Settlement Amount Certificate, if applicable; or

                  (v) Such other date as shall be agreed between the Sellers and the Purchaser.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                  As a material inducement to the Purchaser to enter into this Agreement and to purchase the Stock hereunder, the Sellers hereby jointly and severally represent and warrant to the Purchaser that:

                  Section 2.1 Corporate Organization, Etc. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its Business as it is now being conducted and to own, operate and lease its properties and assets. The Corporation is duly qualified or licensed to do business and is in good standing in every jurisdiction in which the conduct of its Business, and the ownership or lease of its properties and assets, require it to be so qualified or licensed. Such jurisdictions are set forth in Schedule 2.1 hereto.

                  Section 2.2 Subsidiaries. The Corporation has no Subsidiaries or Investments in any Person and has no interest, direct or indirect, and no commitment to make any Investment, directly or indirectly, in any other Person. The Business carried on by the Corporation has not been conducted through any other direct or indirect Subsidiary or Affiliate of any Seller.

                  Section 2.3 Capitalization. The Corporation has authorized and issued the outstanding capital stock as set forth in Schedule 2.3 hereto. All outstanding shares of capital stock of the Corporation have been, and will on the Closing Date be, duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 2.3 hereto, there are no outstanding subscriptions, Options, rights, calls, commitments, conversion rights, rights of exchange, preemptive rights, rights of first refusal, rights of first offer, plans or other Contracts of any character providing for the purchase, issuance or sale of any shares of the capital stock of the Corporation, other than as contemplated by this Agreement.

                  Section 2.4 Books and Records. The corporate minute books of the Corporation that have been made available to the Purchaser for inspection are complete and correct in all material respects and contain all of the material proceedings of the stockholders and directors of the Corporation. The Corporation does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Corporation.

                  Section 2.5 Title to Stock. The Sellers own the shares of Stock of the Corporation as set forth on the signature pages hereto, free and clear of all Liens, Claims and Orders, which constitute all of the issued and outstanding shares of capital stock and Options of the Corporation. The delivery to the Purchaser of the Stock pursuant to the provisions of this Agreement will transfer to the Purchaser good and marketable title to all of the capital stock and Options of the Corporation, free and clear of all Liens, Claims and Orders.

                  Section 2.6       Authorization, Etc.

                  (a) The Corporation has full power and authority to enter into this Agreement, and the Transaction Documents to which the Corporation is a party, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby have been duly authorized by the board of directors and the stockholders of the Corporation and no other corporate proceedings on their part are necessary to authorize this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby. This Agreement and the Transaction Documents to be entered into by the Corporation each constitutes a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms.

                  (b) Each Seller is the sole owner of and has full right, power and authority to sell and vote the Stock set forth opposite the signature line for such Seller's name below. Each Seller has the requisite power and authority to execute and deliver this Agreement and the Transaction Documents, and to perform his or her obligations hereunder and thereunder, and to sell, assign, transfer and convey the shares of Stock, and the certificates evidencing such Stock, so owned by such Seller to the Purchaser pursuant to this Agreement, free and clear of all Liens, Claims and Orders. This Agreement and the Transaction Documents to be entered into by the Sellers each constitute a legal, valid and binding obligation of each Seller who is a party thereto, enforceable against each Seller in accordance with its terms.

                  (c) The execution, delivery and performance by the Corporation and the Sellers of this Agreement and the Transaction Documents, and the fulfillment of and compliance with the respective terms hereof and thereof by the Corporation and the Sellers, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (whether with or without due notice, the passage of time or both), (c) result in the creation of any Lien upon the Corporation's capital stock or assets pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by, notice to, or filing with any third party or Authority pursuant to, the charter or bylaws of the Corporation or any applicable Regulation, Order or Contract to which the Corporation, the Sellers or their respective properties or the Stock are subject. Each of the Sellers and the Corporation has complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby.

                  Section 2.7       Financial Statements

                  (a) Attached as Schedule 2.7 hereto are (i) unaudited balance sheets of the Corporation as of December 31, 1998, 1999 and 2000 and unaudited statements of operations of the Corporation for the years then ended and (ii) an unaudited balance sheet of the Corporation as of June 30, 2001 and an unaudited statement of operations for the six (6)-month period then ended. Such balance sheets fairly present the financial position of the Corporation at the respective dates thereof in accordance with GAAP, and such statements of operations fairly present the results of operations for the periods referred to therein in accordance with GAAP, except that (x) the unaudited financial statements do not include statements of shareholders' equity and changes in cash flow and have no notes attached thereto (none of such notes would be material) and (y) the Corporation has historically expensed research and development costs as incurred (except for the Dockmaster VB Software Project and for software acquired by the Corporation). All of the foregoing financial statements were prepared from the books and records of the Corporation. The Corporation does not utilize any percentage of completion or similar method of accounting for revenue, income or cost recognition purposes. The Corporation has not in the past five (5) fiscal years written off any research and development costs, incurred any reorganization, restructuring or similar costs or changed the book value of any assets, liabilities or goodwill of any business acquired by the Corporation. All properties used in the Corporation's business operations during the period covered by the foregoing financial statements are reflected in the financial statements in accordance with and to the extent required by GAAP. The foregoing balance sheets and statements of operations are herein collectively referred to as the "Financial Statements" and June 30, 2001 is herein referred to as the "Financial Statement Date."

                  (b) The Corporation does not have any Indebtedness, obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, known or unknown to the Corporation, whether due or to become due) arising out of transactions entered into at or prior to the Closing Date, or any state of facts existing at or prior to the Closing Date, other than: (i) liabilities set forth in the Latest Balance Sheet of the Corporation, or (ii) liabilities and obligations that have arisen after the Financial Statement Date in the ordinary course of business (none of which is a liability resulting from breach of a Contract, Regulation, Order or warranty, tort, infringement or Claim).

                  (c) There is no Person that has Guaranteed, or provided any financial accommodation of, any Indebtedness, obligation or liability of the Corporation or for the benefit of the Corporation for the periods covered by the Financial Statements other than as set forth in the Financial Statements. The management of the Corporation has disclosed to the Purchaser all facts and circumstances known to them that are material and bear upon the accuracy of the financial statements. The Corporation's accounting systems and controls are sufficient to detect material fraud and inaccuracies in the financial reporting processes and reports.

                  Section 2.8 Employees. Schedule 2.8 hereto sets forth a complete and accurate list of (a) all officers, directors and key employees (meaning those earning more than $50,000 annually) of the Corporation, and their total compensation and (b) all accrued and unpaid bonuses and all paid bonuses that have arisen since December 31, 2000. The Corporation has conducted its business in compliance with all Regulations and Orders affecting employment and employment practices applicable to the Corporation, including the payment of wages and hours. Neither the Corporation nor any of its Subsidiaries are a party to a collective bargaining agreement and, since December 31, 1995, there have been no strikes, work stoppages nor any demands for collective bargaining by any union, labor organization or other Person. There is no dispute or controversy with any union or other organization of the Corporation's employees and no arbitration proceedings are pending or, to the knowledge of the Sellers, threatened involving an employment or labor related dispute or controversy affecting the Corporation. At the Closing the Corporation will not have any liability or obligation to any of its current or former employees, officers or directors (including unaccrued year end bonuses) other than for the payment of salaries and reimbursement of business expenses in the ordinary course of business. The Corporation has not taken any action, or failed to take any action, that has or would reasonably be likely to result in any Claim by an employee that he/she has been constructively terminated or due severance payments. Except as set forth on Schedule 2.8 hereto, upon the consummation of the transactions contemplated hereby and pursuant to the agreements referred to herein (either alone or upon the occurrence of any additional or subsequent event), the Corporation will not have any "change in control," bonus or other obligations to any Seller, or any of the Corporation's employees, consultants or other Persons performing services for the Corporation.

                  Section 2.9       Warranty. Except as set forth on Schedule
2.9 hereto, all products produced and services rendered by the Corporation have been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and the Corporation does not have any liability (and there is no reasonable basis for any present or future Claim or demand against it giving rise to any such liability) for replacement or repair thereof or other damages in connection therewith (including, but not limited to requirements to perform additional services in connection therewith) in excess of an aggregate of ten thousand dollars ($10,000). No services rendered nor products produced by the Corporation are subject to any Guarantee, warranty or other indemnity beyond the applicable standard terms and conditions of products produced or services rendered by the Corporation, except as set forth on Schedule 2.9 hereto. Schedule 2.9 hereto includes copies of such standard terms and conditions of products produced and services rendered by the Corporation (containing applicable Guarantee, warranty and indemnity provisions).

                  Section 2.10      Absence of Certain Developments

                  (a) Except as expressly contemplated by this Agreement, since the Financial Statement Date the Corporation has not:

                           (i) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

                           (ii) borrowed any amount or incurred or become subject to any liabilities, except current liabilities incurred in the ordinary course of business and liabilities under Contracts entered into in the ordinary course of business;

                           (iii) discharged or satisfied any Lien or paid any obligation or liability, other than current liabilities paid in the ordinary course of business;

                           (iv) declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any Options or other rights to acquire its capital stock);

                           (v) mortgaged or pledged any of its properties or assets or subjected them to any Lien, except Liens for current property taxes not yet due and payable;

                           (vi) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any debts or Claims;

                           (vii)    sold, assigned or transferred any
         Intellectual Property rights or other intangible assets, or disclosed any proprietary confidential information to any Person;

                           (viii) suffered any extraordinary losses or waived any rights of value, whether or not in the ordinary course of business or consistent with past practice;

                           (ix) made capital expenditures or commitments therefor that aggregate in excess of $10,000;

                           (x) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Person in excess of $10,000 in the aggregate;

                           (xi)     made any charitable contributions or
         pledges;

                           (xii) suffered any damage, destruction or casualty loss exceeding in the aggregate $10,000, whether or not covered by insurance;

                           (xiii) made any investment in or taken steps to incorporate any Subsidiary;

                           (xiv) become a party to any Contract for the performance of services and/or the sale of products in which losses to the Corporation are in the excess of $10,000 in the aggregate;

                           (xv)     entered into, amended, modified or
         supplemented any Contract, transaction, commitment or arrangement with any of its officers, directors, employees, stockholders or Affiliates or with any entity in which any such Person or individual owns a beneficial interest, except for customary employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement;

                           (xvi) increased any compensation or paid any bonus or other forms of current and deferred compensation payable to any officer, director or employee of the Corporation; or

                           (xvii) entered into any other transaction other than in the ordinary course of business or entered into any other material transaction, whether or not in the ordinary course of business.

                  (b) The Corporation has not at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments.

                  Section 2.11 Assets. The Corporation has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Liens for current property taxes not yet due and payable. The Corporation's buildings, equipment and other tangible assets are in good operating condition and are fit for use in the ordinary course of business.

                  Section 2.12      Tax Matters.

                  (a) The Corporation has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Corporation (whether or not shown on any Tax Return) have been paid. The Corporation currently is not the beneficiary of any extension of time within which to file any Tax Return. No Claim has ever been made by an authority in a jurisdiction where the Corporation does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Corporation that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b) The Corporation has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (c) No Seller, director or officer (or employee responsible for Tax matters) of the Corporation expects any Authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or Claim concerning any Tax liability of the Corporation either
(i) claimed or raised by any Authority in writing or (ii) as to which any of the Sellers and the directors and officers (and employees responsible for Tax matters) of the Corporation has knowledge based upon personal contact with any agent of such authority. Schedule 2.12 hereto lists all federal, state, local, and foreign income Tax Returns filed with respect to the Corporation for taxable periods ended on or after April 15, 1998, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to the Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Corporation since April 15, 1995.

                  (d) The Corporation has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) The Corporation has not filed a consent under Code ss.341(f) concerning collapsible corporations. The Corporation has not made any payments, is not obligated to make any payments and is not a party to any agreement that under any circumstances could obligate it to make any payments that will not be deductible under Code ss.280G. The Corporation has not been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). The Corporation has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss.6662. The Corporation is not a party to any Tax allocation or sharing agreement. The Corporation (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return and (ii) has no liability for the Taxes of any Person under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by Contract, or otherwise.

                  (f) Schedule 2.12 sets forth with respect to the Corporation as of the most recent practicable date the basis of the Corporation in its assets.

                  (g) The unpaid Taxes of the Corporation (i) do not exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Estimated Closing Date Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Corporation in filing their Tax Returns.

                  (h) The Corporation will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code ss. 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) "closing agreement" as described in Code ss.7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code ss. 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

                  (i) The Corporation has been a validly existing S corporation within the meaning of Code ss. ss. 1361 and 1362 at all times during its existence since the date of its incorporation and the Corporation will be an S corporation up to and including the day before the Closing Date.

                  (j) The Corporation does not own a "qualified subchapter S subsidiary" within the meaning of Code ss. 1361(b)(3)(B).

                  (k) The Corporation would not be liable for any Tax under Code ss. 1374 if its assets were sold for their fair market value as of the Closing Date. The Corporation has not in the past 10 years, (i) acquired assets from another corporation in a transaction in which the Corporation's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

                  Section 2.13      Contracts and Commitments. Attached as
Schedule 2.13 hereto is a complete list of every material Contract, job order and work plan to which the Corporation is a party or to which its assets are bound. Except as set forth on Schedule 2.13 hereto, the Corporation is neither a party to nor is bound by (i) any Contract or commitment that involves the performance by the Corporation, the purchase of its goods or services, the provision of the Corporation's employees, a capital expenditure by the Corporation, in each of the foregoing cases in excess of $10,000 annually, (ii) any Contract, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (iii) any Contract relating to the deferred purchase price of property (excluding trade payables in the ordinary course of business), (iv) any loan or advance to, Investment in, or commitment to make any loan, advance or Investment in any Person, (v) any Contract or commitment involving a sharing of the Corporation's profits, (vi) any Guarantee or other contingent liability in respect of any Indebtedness or obligation of any Person, (vii) any Contract or commitment limiting the ability of the Corporation to engage in any line of business or to compete with any Person or to otherwise acquire property or conduct business in any area, (viii) any warranty, Guarantee or other similar undertaking with respect to a contractual performance extended by the Corporation, other than in the ordinary course of business, (ix) any employment, consulting, sales, commissions, advertising or marketing Contracts which provide for annual payments in excess of $50,000, or (x) any material Contract that requires the consent of any party in connection with the execution, delivery or performance of this Agreement. Except as otherwise set forth on Schedule 2.13 hereto each Contract set forth on
Schedule 2.13 hereto (or required to be set forth on Schedule 2.13 hereto) is valid, binding and enforceable in accordance with its terms, is in full force and effect and there exists no material default by the Corporation or, to the knowledge of the Sellers, event, occurrence, condition or act (including the consummation of the sale contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, could become a default by the Corporation. To the knowledge of the Sellers, there does not exist any material default by any other party to any Contract set forth on
Schedule 2.13 hereto.

                  Section 2.14      Intellectual Property

                  (a) Schedule 2.14 hereto is a complete and accurate list of all Intellectual Property used, held for use, or is required in the Business of the Corporation. To the extent indicated on such schedule, the Intellectual Property listed on Schedule 2.14 hereto has been duly registered in, filed in or issued by the United States Patent and Trademark Office, United States Copyright Office, a duly accredited and appropriate domain name registrar, the appropriate offices in the various states of the United States and the appropriate offices of other jurisdictions (foreign and domestic), and each such registration, filing and issuance remains in full force and effect as of the Closing Date. Copies of all items of Corporation Intellectual Property which have been reduced to writing or other tangible form have been delivered by the Corporation to the Purchaser (including, without limitation true and complete copies of all related licenses, and amendments and modifications thereto).

                  (b) Except as set forth in Schedule 2.14 and for purchase orders or license Contracts arising in the ordinary course of business, the Corporation is not a party to any license or Contract, whether as licensor, licensee, or otherwise with respect to any Intellectual Property. To the extent any Intellectual Property is used under license in the Business of the Corporation, no notice of a material default has been sent or received by the Corporation under any such license which remains uncured and the execution, delivery or performance of the Corporation's obligations hereunder will not result in such a default. Each such license agreement is a legal, valid and binding obligation of the Corporation and each of the other parties thereto, enforceable in accordance with the terms thereof.

                  (c) Except as set forth in Schedule 2.14 hereto, the Corporation owns or is licensed to use, all of the Corporation Intellectual Property, free and clear of any Liens, Orders and other adverse Claims, without obligation to pay any royalty or any other fees with respect thereto. The Corporation's use of the Intellectual Property (including, without limitation, the manufacturing, marketing, licensing, sale or distribution of products and the general conduct and operations of the business of the Corporation) does not violate, infringe, misappropriate or misuse any Intellectual Property rights of any third party. No Corporation Intellectual Property has been cancelled, abandoned or otherwise terminated and all renewal and maintenance fees in respect thereof have been duly paid. There are no actions that must be taken or payments that must be made by the Corporation within 180 days following the Closing Date that, if not taken, will adversely affect the Corporation Intellectual Property.

                  (d) Except as set forth in Schedule 2.14 hereto, the Corporation has not received any written notice or Claim from any third party challenging the right of the Corporation to use any of the Corporation Intellectual Property.

                  (e) Except as set forth in Schedule 2.14 hereto, the Corporation has not made, and has not been subject to, any Claim in writing of a violation, infringement, misuse or misappropriation by any third party (including, without limitation, any employee or former employee of the Corporation) of its rights to, or in connection with any Intellectual Property. Except as set forth in Schedule 2.14 hereto, the Corporation has not entered into any Contract to indemnify any other Person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or license Contracts arising in the ordinary course of business.

                  (f) Except as set forth in Schedule 2.14 hereto, to the best knowledge of the Corporation, there are no pending or threatened Claims by any Person or Authority of a violation, infringement, misuse or misappropriation by the Corporation of any Intellectual Property owned by any third party, or of the invalidity of any Intellectual Property included in the Corporation Intellectual Property. To the best knowledge of the Sellers, there is no valid basis for any such Claims.

                  (g) Except as set forth in Schedule 2.14 hereto, there are no interferences or other contested proceedings, either pending or, to the best knowledge of the Corporation, threatened, in the United States Copyright Office, the United States Patent And Trademark Office, or any governmental Authority (foreign or domestic) relating to any pending application with respect to the Corporation Intellectual Property.

                  (h) The Corporation has secured valid written assignments from all Persons (including, without limitation, consultants and employees) who contributed to the creation or development of Corporation Intellectual Property of the rights to such contributions that the Corporation does not already own by operation of law.

                  (i) The Corporation has taken all reasonable steps to protect and preserve the confidentiality of all trade secrets, know-how, source codes, databases, customer lists, schematics, ideas, algorithms and processes and all use, disclosure or appropriation thereof by or to any third party has been pursuant to the terms of a written agreement between such third party and the Corporation. The Corporation has not breached any Contracts of non-disclosure or confidentiality.

                  Section 2.15 Litigation. There have been no Claims or Orders involving the Corporation since December 31, 1995. To the knowledge of the Sellers, there is no Claim or Order threatened against the Corporation nor is there any basis therefor.

                  Section 2.16 Brokerage. Other than for fees due to Southeast Business Partners, Inc., which shall be paid by the Sellers, there are no Claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Corporation or the Sellers.

                  Section 2.17 Insurance. Schedule 2.17 hereto contains an accurate description of each insurance Policy maintained by the Corporation, and each such Policy is in full force and effect as of the Closing. The Corporation is not in default with respect to its obligations under any insurance Policy maintained by it, and the Corporation has not been denied insurance coverage. The insurance coverage of the Corporation is adequate to cover all anticipated liabilities.

                  Section 2.18      No Employee Benefit Plans. Set forth on
Schedule 2.18 hereto is an accurate and complete list of all bonus, stock option, stock purchase, restricted stock, incentive, fringe benefit, "voluntary employees' beneficiary associations" under Section 501(c)(9) of the Code, deferred compensation, medical life insurance, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments and/or practices (whether or not insured) and employment, consulting, termination, and severance Contracts; in each case for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, Contracts and or practices referred to above are in writing or are otherwise exempt from the provisions of ERISA, that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by the Corporation (including, for this purpose and for the purpose of all of the representations in this Section 2.18, any predecessors to the Corporation and all employers (whether or not incorporated) that would be treated together with the Corporation and/or any of the stockholders as a single employer (i) within the meaning of Section 414 of the Code or (ii) as a result of the Corporation and/or a stockholder being or having been a general partner of any such employer) since January 1, 1993 (collectively, the "Employee Benefit Plans"). Except for the Corporation's Simplified Employee Pension Program,neither the Corporation nor any employers which would be treated together with the Corporation as a single employer within the meaning of Section 414 of the Code has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA. Except as set forth on Schedule 2.18 hereto: (a) each Employee Benefit Plan is in compliance with applicable law and has been administered and operated in all respects in accordance with its terms; (b) no Employee Benefit Plan provides for post-employment or retiree welfare benefits, except to the extent required by
Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code; (c) no liability, claim, action or litigation, has been made, commenced or, to the Corporation's knowledge, threatened with respect to any Employee

Benefit Plan (other than routine claims for benefits payable in the ordinary course, and appeals of denied claims); (d) full payment has been timely made of all amounts which the Corporation is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which the Corporation is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof; and (e) no condition or circumstance exists that would prevent the amendment or termination of any Employee Benefit Plan. The Corporation has delivered or caused to be delivered to the Purchaser or its counsel true and complete copies of each Employee Benefit Plan, together with all amendments thereto.

                  Section 2.19      Compliance with Law and Certifications

                  (a) The Corporation has operated in compliance with all applicable Regulations and Orders, including, without limitation, all Regulations relating to the safe conduct of business, environmental protection, quality and labeling, antitrust, consumer protection, equal opportunity, discrimination, health, sanitation, fire, zoning, building and occupational safety. There are no Claims pending, or to the Sellers' knowledge threatened, nor has the Corporation received any written notice, regarding any violations of any Regulations or Orders enforced by any Authority claiming jurisdiction over the Corporation.

                  (b) The Corporation holds all material registrations, accreditations and other certifications required for the conduct of its Business by any Authority or trade group and the Corporation has operated in compliance with the terms and conditions of all such registrations, accreditations and certifications. The Corporation has not received any notice alleging that it has failed to hold any such material registration, accreditation or other certification.

                  Section 2.20 Affiliated Transactions. No officer, director, employee, stockholder or Affiliate of the Corporation, or any entity in which any such Person or individual owns any beneficial interest, is a party to any Contract, commitment or transaction with the Corporation or has any material interest in any material property used by the Corporation.

                  Section 2.21 Environmental Matters. Neither the Corporation's Business nor the operation thereof has violated any applicable Environmental Law and there has been no condition or Occurrence which, with notice or the passage of time or both, would constitute a violation of any Environmental Law.

                  Section 2.22 Accounts Receivable. The accounts receivable of the Corporation reflected in the Financial Statements and such additional accounts receivable as are reflected on the books of the Corporation on the date hereof are current, good and collectible except to the extent reserved against thereon (which reserves have been determined based upon actual prior experience and GAAP and are consistent with prior practices). All such accounts receivable are valid, genuine and subsisting, arise out of bona fide sales and deliveries of goods, performance of services or other business transactions and are not subject to defenses, deductions, set-offs or counterclaims.

                  Section 2.23 Disclosure. Neither (i) the representations and warranties of the Sellers in this Agreement, (ii) the Transaction Documents nor (iii) any of the exhibits, schedules, attachments, written statements, documents, certificates or other items prepared or supplied to the Purchaser by or on behalf of the Corporation with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Corporation has not disclosed to the Purchaser in writing and of which any of its officers, directors or executive employees is aware and which has had or would reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser represents and warrants to the Sellers as follows as of the date hereof and as of the Closing Date:

                  Section 3.1 Corporate Organization, Etc. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets. The Purchaser is duly qualified or licensed to do business and is in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, currently require it to be so qualified or licensed.

                  Section 3.2 Authorization, Etc. The Purchaser has full power and authority to enter into this Agreement and the Transaction Documents to which the Purchaser is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby have been duly authorized by the board of directors of the Purchaser and no other corporate proceedings on their part are necessary to authorize this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby. This Agreement and the Transaction Documents to be entered into by the Purchaser each constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

                  Section 3.3 No Violation. The execution, delivery and performance by the Purchaser of this Agreement and the Transaction Documents, and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchaser, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (whether with or without due notice, the passage of time or both), (c) result in a violation of, or (d) require any authorization, consent, approval, exemption or other action by, or notice to, or filing with any third party or Authority pursuant to, the charter or bylaws of the Purchaser or any applicable Regulation, Order or Contract to which the Purchaser or its properties are subject. The Purchaser has complied with all applicable Regulations and Orders in connection with its execution, delivery and performance of this Agreement, the agreements contemplated hereby and the transactions contemplated hereby and thereby.

                  Section 3.4 Investment Intent. The Purchaser is purchasing the Stock for investment purposes and not with a view to distribution (as such term is used in Section 2(11) of the Securities Act) thereof and agrees that it will not make any sale, transfer or other disposition of the Stock in violation of any applicable securities law.

                                   ARTICLE IV
                  COVENANTS OF THE CORPORATION AND THE SELLERS

                  Until the Closing Date, except as otherwise consented to or approved by Purchaser in writing, the Corporation and the Sellers agree that they shall act, or refrain from acting where required hereinafter, to comply with the following (and to cause the Corporation to do the same).

                  Section 4.1 Conduct of Business of the Corporation. Since the Financial Statement Date, the Sellers shall have caused the Corporation to conduct its operations only according to its ordinary and usual course of business and used their best efforts to preserve intact the Corporation's Business, kept available the services of its officers and employees and maintained satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with it. Since the Financial Statement Date, the Corporation has (a) not amended its articles of incorporation or bylaws, (b) maintained at their current levels the compensation payable or to become payable by the Corporation to any officer, employee or agent being paid $50,000 per year or more, other than adjustments to compensation which may have been made in the ordinary course of business consistent with the Corporation's past practices, (c) refrained from making any bonus, pension, retirement or insurance payment or arrangement to or with any such persons, (d) refrained from entering into any material Contract or commitment except Contracts in the ordinary course of business, (e) refrained from making any capital expenditures or commitments not necessary for the continued operations of the Corporation other than expenditures which may have been made in the ordinary course of business consistent with the Corporation's past practices, (f) refrained from declaring or paying any dividends or other distributions, (g) refrained from issuing, redeeming, transferring, selling or encumbering any shares of Stock or any securities exchangeable or convertible into shares of Stock and (h) refrained from taking any action, or omitting to take any action, which with the passage of time, would cause the representations and warranties contained in Article II hereof to be untrue or incorrect in any material respect.

                  Section 4.2 Review of the Corporation. The Sellers, prior to the Closing Date, directly or through its representatives, shall provide access to all information about the Corporation including, but not limited to, review of the assets, liabilities, Business, business plans, Contracts, corporate and business books and records of the Corporation and its financial and legal condition to the extent it deems necessary or advisable. Such review shall not, however, affect the representations and warranties made by the Sellers.

                  Section 4.3 Notices and Consents. As of the Closing Date, the Sellers shall have caused the Corporation to give any notices to third parties and shall have caused the Corporation to use its best efforts to obtain any third party consents that the Purchaser may have requested in connection with the transactions contemplated by this Agreement .The Sellers shall have caused the Corporation to give all notices to, make all filings with, and shall have used its best efforts to obtain any authorizations, consents, and approvals of Authorities in connection with the transactions contemplated by this Agreement.

                  Section 4.4 Insurance. The Corporation shall, up to and including the Closing Date, maintain with insurers believed by the Corporation to be responsible, insurance coverage in such amounts and of such types as are customarily carried under similar circumstances by companies of similar size and engaged in the same or a similar business or having similar properties similarly situated. All such insurance coverage will be effective under valid and enforceable Policies issued by insurers of recognized financial status and responsibility.

                  Section 4.5 Intellectual Property Rights. The Corporation shall possess, prosecute and maintain all Intellectual Property necessary to the conduct of their respective businesses prior to, as of and after the Closing Date and own all right, title and interest in and to, or have a valid license for, all such Intellectual Property. The Corporation shall not take any action, or fail to take any action, which would result in the invalidity, abandonment, misuse or unenforceability of such Intellectual Property or which would infringe upon or misappropriate any rights of other Persons. The Corporation has and will duly pay all renewal fees related to the Corporation Intellectual Property.

                  Section 4.6 Notice of Material Change. Prior to the Closing, the Corporation will immediately notify the Purchaser of any occurrence, event or lack thereof that has, or is reasonably likely to have, a material effect on the completeness or accuracy of the representations and warranties of the Corporation set forth in Article II hereof.

                  Section 4.7       S Corporation Status

                  The Corporation and the Sellers will not revoke the Corporation's election to be taxed as an S corporation within the meaning of Code ss. ss. 1361 and 1362. The Corporation will not take or allow any action other than the sale of the Stock pursuant to this Agreement that would result in the termination of the Corporation's status as a validly electing S corporation within the meaning of Code ss. ss. 1361 and 1362.

                  Section 4.8 Simplified Employee Pension Program. Prior to the Closing Date, the Sellers shall take whatever action is necessary to terminate its Simplified Employee Pension program.

                                   ARTICLE V
                           COVENANTS OF THE PURCHASER

                  The Purchaser hereby covenants and agrees with the Corporation and the Sellers that:

                  Section 5.1 Notices and Consents. As of the Closing Date, the Purchaser shall give any notices to third parties and shall use its best efforts to obtain any third party consents required by it under this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby. The Purchaser shall give all notices to, make all filings with, and shall have used its best efforts to obtain any authorizations, consents, and approvals of

Authorities required of the Purchaser in connection with the transactions contemplated hereby and thereby.

                  Section 5.2 DockMaster 6.0 Software Development. After the Closing Date, the Purchaser shall provide up to $960,000 to facilitate the development of the DockMaster 6.0 Windows application software; provided, however, that upon mutual agreement of the Purchaser and the Sellers, the Purchaser may elect to develop such software using its own internal resources.

                  Section 5.3 Release from Certain Obligations. The Purchaser will assume or otherwise discharge all personal Guarantees relating to the obligations of the Corporation granted by the Sellers, as identified on
Schedule 5.3 hereto, within sixty (60) days after the Closing. The Purchaser hereby agrees to use reasonable efforts to assume or otherwise discharge all personal Guarantees relating to the obligations of the Corporation granted by the Sellers which are identified after the Closing Date within 60 days after receipt of written notice. The Purchaser also hereby agrees to indemnify and hold harmless the Sellers for any and all liability arising after the Closing Date under (i) the Guarantees set forth in Schedule 5.3 hereto, and (ii) any Guarantees assumed by the Purchaser after the Closing Date.

                                   ARTICLE VI
                                OTHER AGREEMENTS

                  The parties further agree as follows:

                  Section 6.1 Non-Competition and Non-Solicitation. During the Restricted Period, each Seller agrees not to, directly or indirectly, alone or as a partner, officer, director, employee, consultant, agent, independent contractor, member or Seller of any Person, engage in any business activity in the Restricted Area which is directly or indirectly in competition with the products or services being developed, manufactured, marketed, sold or otherwise provided by the Corporation, the Purchaser or their Affiliates or which is directly or indirectly detrimental to the Business or business plans of the Corporation, the Purchaser or their Affiliates; provided, however, that the record or beneficial ownership by a Seller of five percent (5%) or less of the outstanding publicly traded capital stock of any such company for investment purposes shall not be deemed to be in violation of this Section 6.1 so long as such Seller is not an officer, director, employee or consultant of such Person. Each Seller further agrees that, during the Restricted Period, such Seller shall not in any capacity, either separately, jointly or in association with others, directly or indirectly do any of the following: (a) employ or seek to employ any Person or agent who is then employed or retained by the Corporation, the Purchaser or their Affiliates (or who was so employed or retained at any time within the two (2) years prior to the date the Seller employs or seeks to employ such Person); (b) solicit, induce, or influence any proprietor, partner, Seller, lender, director, officer, employee, joint venturer, investor, consultant, agent, lessor, supplier, customer or any other Person which has a business relationship with the Corporation, the Purchaser or their Affiliates, at any time during the Restricted Period, to discontinue or reduce or modify the extent of such relationship with the Corporation, the Purchaser or their Affiliates; and (c) submit, solicit, encourage or discuss any proposal, plan or offer to acquire an interest in any of the Corporation's, the Purchaser's or their Affiliates' identified potential acquisition candidates.

                  Section 6.2 Confidentiality. Except as may be required by lawful order of an Authority of competent jurisdiction, each Seller agrees to keep secret and confidential after the Closing, all non-public information concerning the Corporation, the Purchaser and their Affiliates that was acquired by, or disclosed to, such Seller prior to the Closing Date, except any of the same which (a) was, is now, or becomes generally available to the public (but not as a result of a breach of any duty of confidentiality by which such Seller and its Affiliates are bound); (b) was disclosed to such Seller by a third party not subject to any duty of confidentiality to the Corporation prior to its disclosure to the Seller by the Corporation; and (c) is disclosed by such Seller in the ordinary course of the Corporation's business as a proper part of his employment in connection with communications with customers, vendors and other proper parties, provided that it is for a proper purpose solely for the benefit of the Corporation.

                  Section 6.3 Tax Matters. (a)The Corporation shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Corporation for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Corporation shall permit the Sellers to review and comment on each such Tax Return described in the preceding sentence prior to filing such Tax Return and, with respect to the federal income tax return of the Corporation, shall make such revisions to such Tax Returns as are reasonably requested by the Sellers. To the extent permitted by applicable law, the Sellers shall include any income, gain, loss, deduction or other tax items for such periods on their Tax Returns in a manner consistent with the Schedule K-1s furnished by the Corporation to the Sellers for such periods. The Sellers shall reimburse the Purchaser for any Taxes of the Corporation with respect to such periods within fifteen (15) days after payment by the Purchaser or the Corporation of such Taxes to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Date Balance Sheet.

                  (b) The Purchaser, the Corporation and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Corporation and the Sellers agree (i) to retain all books and records with respect to Tax matters pertinent to the Corporation relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Purchaser or the Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Corporation or the Sellers, as the case may be, shall allow the other party to take possession of such books and records. The Purchaser, the Corporation and the Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                  (c) All transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by the Sellers when due, and the Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Purchaser will, and will cause its affiliates to, join in the execution of any of such Tax Returns and other documentation.

                                  ARTICLE VII
            CONDITIONS TO THE PURCHASER'S OBLIGATIONS AT THE CLOSING

                  The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

                  Section 7.1 Representations and Warranties, Covenants. The representations and warranties contained in Article II of this Agreement shall be true and correct at and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Corporation and the Sellers shall have performed and complied with all of the covenants, agreements, obligations and conditions required to be performed or complied with by it or them hereunder on or before the Closing. The president of the Corporation shall have delivered to the Purchaser a certificate, (which shall be addressed to the Purchaser), dated the Closing Date, in the form of Exhibit 7.1 hereto, certifying to the foregoing.

                  Section 7.2 Consents and Approvals. The Sellers and the Corporation shall have obtained any and all consents, approvals, Orders, Permits or other authorizations required by all applicable Regulations, Orders and Contracts involving the Corporation or binding on its properties and assets, with respect to the execution, delivery and performance of the Agreement and the Transaction Documents, the financing and consummation of the transactions contemplated herein and therein and the conduct of the Business of the Corporation in the same manner after the Closing Date as before the Closing Date.

                  Section 7.3 Opinion of the Corporation's and the Sellers' Counsel. The Purchaser shall have received an opinion of the Corporation's and the Sellers' counsel, dated the Closing Date, in the form of
Exhibit 7.3 hereto.

                  Section 7.4 No Material Adverse Change. From the date of this Agreement to the Closing Date there shall have been no (i) material adverse change in the Business, operations, assets, nature of assets, accounting treatment, liabilities, condition (financial or otherwise), results of operations, or prospects of the Corporation, taken as a whole and (ii) material damage, destruction, or loss to any asset or property, tangible or intangible, of the Corporation which materially affects the ability of the Corporation to conduct its Business, or material adverse occurrences which affect the Stock or the ability of any Seller to transfer, sell and convey his or her Stock as contemplated by this Agreement.

                  Section 7.5 Litigation. No preliminary or permanent injunction or other Order issued by a court of competent jurisdiction or by any Authority, or any Regulation or Order promulgated or enacted by any Authority shall be in effect which would prevent the consummation of the transactions contemplated hereby.

                  Section 7.6 Accounting Matters. The Purchaser shall have received a certificate, dated the Closing Date, of the Corporation's Chief Financial Officer as to the accuracy of all of the Financial Statements in the form of Exhibit 7.6 hereto. The Purchaser shall also have received adequate supporting information regarding the Estimated Closing Date Balance Sheet.

                  Section 7.7 Condition of Assets. The Corporation's assets and properties shall not have been damaged or destroyed, prior to the Closing Date, by fire or other casualty, whether or not fully covered by insurance, in an aggregate amount exceeding $25,000.

                  Section 7.8 Secretary's Certificate. The Purchaser shall have received a certificate, by the secretary of the Corporation, as to the articles of incorporation and bylaws of the Corporation, the resolutions adopted by the directors and stockholders of the Corporation in connection with this Agreement, the incumbency of certain officers of the Corporation and the jurisdictions in which the Corporation is qualified to conduct business in the form of Exhibit 7.8 hereto.

                  Section 7.9 Certificates of Good Standing. At the Closing, the Corporation shall have delivered to the Purchaser certificates issued by the appropriate governmental Authorities evidencing the good standing, with respect to both the conduct of business and the payment of all Taxes, of the Corporation as of a date not more than fifteen (15) days prior to the Closing Date as a corporation organized under the laws of the state of its incorporation and as a foreign corporation authorized to do business under the laws of the jurisdictions listed in Schedule 2.1 hereto.

                  Section 7.10 Termination of Affiliate Contracts. The Sellers shall have caused all Contracts between the Corporation, on the one hand, and the Sellers and Affiliates of the Sellers, on the other hand, to terminate at Closing without any further liability or obligation to the Corporation.

                  Section 7.11 Joinder of All Sellers. All of the existing holders of the Stock and Options shall have executed this Agreement, or a counterpart hereof, and shall have delivered at the Closing certificates representing all of their Stock and Options, duly endorsed to the Purchaser, together with stock powers executed in blank.

                  Section 7.12 Employment Agreements. Each of Mr. Albert Peacock, Mr. Arthur Peacock and Mr. Phillip Tierney shall have executed and delivered an employment agreement substantially in the form of Exhibit 7.12 hereto providing for the continued employment of such Person with the Corporation and containing certain noncompetition provisions.

                  Section 7.13 Creditor Consents. The secured creditors of the Corporation shall have agreed in writing with the Corporation as to the amounts owed in order for such creditors to have been paid in full and, in the event those amounts are paid in full at or before the Closing Date, to release all Liens in favor of such creditors. The Corporation and its counsel shall have caused the secured creditors to provide at Closing such UCC termination statements, releases of mortgages and other releases of Liens as shall be required by the Purchaser and its lenders to remove any outstanding Liens.

                  Section 7.14 Resignations. The Sellers shall have caused the directors previously identified by the Purchaser to have resigned from their positions.

                  Section 7.15 Leases. The Sellers shall have obtained and delivered Estoppel Certificates executed by each of the Corporation's landlords in the form of Exhibit 7.15 hereto.

                  Section 7.16 Estimated Closing Date Working Capital. The Estimated Closing Date Working Capital shall be satisfactory to the Purchaser in its sole discretion.

                  Section 7.17 Termination of Simplified Employee Pension Program. The Corporation shall have terminated its Simplified Employee Pension Program.

                                  ARTICLE VIII
                CONDITIONS TO THE CORPORATION'S AND THE SELLERS'
                              OBLIGATIONS TO CLOSE

                  The obligations of the Corporation and the Sellers to consummate the transactions contemplated by this Agreement on the Closing Date are conditioned upon satisfaction on or prior to the Closing Date, of each of the following conditions:

                  Section 8.1 Truth of Representations and Warranties. The representations and warranties in Article III of this Agreement shall be true and correct at and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Purchaser shall have performed and complied with all of the covenants, agreements, obligations and conditions required to be performed or complied with by it hereunder on or before Closing.

                  Section 8.2 Litigation. No preliminary or permanent injunction or other Order issued by a court of competent jurisdiction or by any Authority, or any Regulation or Order promulgated or enacted by any Authority shall be in effect which would prevent the consummation of the transactions contemplated hereby.

                  Section 8.3 Consents and Approvals. The Purchaser shall have obtained any and all consents, approvals, Orders, Permits or other authorizations required by all applicable Regulations or Orders involving the Purchaser, with respect to the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby.

                  Section 8.4 Employment Agreements. The Corporation shall have executed and delivered employment agreements in favor of Mr. Albert Peacock, Mr. Arthur Peacock and Mr. Phillip Tierney substantially in the form of
Exhibit 7.12 hereto.

                  Section 8.5 Security Agreement. The Corporation shall have executed and delivered a Security Agreement substantially in the form of
Exhibit 8.5 hereto and the related Form UCC-1.

                                   ARTICLE IX
                                     CLOSING

                  Section 9.1 Closing. Unless this Agreement shall have been terminated or abandoned pursuant to the provisions of Article X hereof, a closing of the transactions contemplated by this Agreement (the "Closing") shall be held on September 28, 2001, or on such other date (the "Closing Date") designated by the Purchaser upon five (5) days notice to the Corporation in the offices of the Purchaser's counsel, provided that the Closing shall not occur, in any event, after October 31, 2001.

                  Section 9.2 Intervening Litigation. If prior to the Closing Date any preliminary or permanent injunction or other Order issued by a court of competent jurisdiction or by any other Authority shall restrain or prohibit this Agreement or the consummation of the transactions contemplated hereby for a period of fifteen (15) days or longer, the Closing shall be adjourned at the option of either party for a period of not more than thirty
(30) days. If at the end of such thirty (30) day period such injunction or Order shall not have been favorably resolved, either party may, by written notice thereof to the other, terminate this Agreement, without liability or further obligation hereunder.

                                    ARTICLE X
                           TERMINATION AND ABANDONMENT

                  Section 10.1 Methods of Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time:

                  (a)      by mutual consent of the Purchaser and the Sellers;

                  (b) by the Purchaser or the Sellers if this Agreement is not consummated on or before October 31, 2001; provided that if any party has breached or defaulted with respect to its respective obligations under this Agreement on or before such date, such party may not terminate this Agreement pursuant to this Section 10.1(b), and each other party to this Agreement shall at its option enforce its rights against such breaching or defaulting party and seek any remedies against such party, in either case as provided hereunder and by applicable law;

                  (c) by the Purchaser if as of the Closing Date any of the conditions specified in Article VII hereof have not been satisfied;

                  (d) by the Purchaser if the Estimated Closing Date Working Capital calculation provided by the Sellers pursuant to Section 1.3 hereof is unacceptable to the Purchaser; or

                  (e) by the Sellers if as of the Closing Date any of the conditions specified in Article VIII hereof have not been satisfied.

                  Section 10.2 Procedure Upon Termination. In the event of termination and abandonment pursuant to Section 10.1 hereof and subject to the provisions contained in Section 10.1(b), this Agreement shall terminate and shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                  (a) each party shall deliver all documents and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

                  (b) all information received by any party hereto with respect to the business of any other party hereto (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental Authority) shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information.

                                   ARTICLE XI
                                 INDEMNIFICATION

                  Section 11.1 Survival. All of the terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing Date until all obligations set forth therein shall have been performed and satisfied notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto as follows: (a) the representations and warranties in Section 2.12 (Tax Matters) and Section 2.18 (ERISA) and their related schedules and the covenants contained in this Agreement shall survive until sixty (60) days after the date as of which the applicable statutes of limitations with respect to such matters expire (after giving effect to any extensions or waivers thereof); (b) the representations and warranties in Section 2.21 (Environmental) and Section 2.19 (Compliance with Law and Certifications) and their related schedules shall terminate on the sixth anniversary of the Closing Date; (c) the representations and warranties in
Section 2.3 (Capitalization), Section 2.5 (Title to Stock), Section 2.6 (Authorization) and Section 2.16 (Brokerage) and their related schedules shall survive indefinitely and not terminate; and (d) all other representations and warranties in this Agreement and their related schedules or in any of the written statements, certificates or other items prepared and delivered hereunder or to induce the consummation of any of the transactions contemplated hereby, shall terminate upon the end of the twenty-four (24) month period commencing on the Closing Date; provided that the representations, warranties and indemnities for which an indemnification Claim shall be pending as of the end of the applicable period referred to herein shall survive with respect to such Claim until the final disposition thereof. The representations and warranties in this Agreement and the schedules attached hereto or in any writing delivered in connection herewith shall in no event be affected by any investigation, inquiry or examination made for or on behalf of any party or be affected by the knowledge of any officer, director, stockholder, employee, partner or agent of any party seeking indemnification hereunder or by the acceptance of any certificate or opinion from any third party. In addition, in no event will any disclosure of any event or circumstance made after the date hereof and prior to the Closing serve to amend any representation or warranty for any purpose of this Agreement.

                  Section 11.2 Limitation. Neither party shall be required to indemnify the other party under Sections 11.3(a) and 11.4(a) until the indemnifiable damages, individually or in the aggregate, exceed $60,000 (the "Hurdle Rate"), at which point such indemnifying party shall be responsible for all indemnifiable damages that may arise, irrespective of the Hurdle Rate; and provided that indemnifiable damages shall accumulate until such time as they exceed the Hurdle Rate, whereupon the party to be indemnified shall be entitled to seek indemnification for the full amount of such damages.

                  Section 11.3      Indemnification by Sellers. Subject to
Section 11.1 and 11.2, the Sellers agree to, and shall, jointly and severally, indemnify the Purchaser and its Subsidiaries and the Corporation and their respective officers, directors, employees, stockholders, representatives and agents and hold each of them harmless against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the reasonable fees and expenses of counsel) resulting from, or in respect of, any of the following:

                  (a) Any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of the Corporation or the Sellers under this Agreement, any document relating hereto or thereto or contained in any schedule to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other Contract or instrument delivered by the Sellers or the Corporation hereunder.

                  (b) All liability of the Corporation for Taxes that accrue on or prior to the Closing Date and any Tax liability of the Corporation arising in connection with the transactions contemplated hereby (including without limitation, Tax liability arising from the conversion from a cash to accrual basis of accounting and any Tax liability as a result of an Authority taking the position that any former or current subcontractor of the Corporation should have been, at any time prior to the Closing Date, treated as an employee of the Corporation), but excluding any Taxes for which there is an adequate accrual and reserve on the Closing Date Balance Sheet. Any Taxes, penalties or interest attributable to the operations of the Corporation payable as a result of an audit of any Tax Return shall be deemed to have accrued in the period to which such Taxes, penalties or interest are attributable.

                  (c) All products or service liability Claims arising against or involving the Corporation or concerning any product manufactured, shipped, sold, delivered by or on behalf of the Corporation, or services performed by the Corporation, on or prior to the Closing Date related to or resulting from an alleged defect in design, manufacture, materials or workmanship of any product manufactured, shipped, sold or delivered by or on behalf of the Corporation, or services performed by the Corporation, or any alleged failure to warn, or any alleged breach of express or implied warranties or representations.

                  (d) All environmental liability of the Corporation, including federal, state and local environmental liability, together with any interest or penalties thereon or related thereto, that arises or accrues on or prior to the Closing Date, but excluding any amount for which there is an adequate accrual and reserve on the Closing Date Balance Sheet.

                  (e) Any failure (i) of any Seller to have good, valid and marketable title to the issued and outstanding Stock held by such Seller, free and clear of all Liens, Claims, Contracts and Orders or (ii) to obtain the signature of any holder of any Stock to this Agreement, and the Sellers shall be responsible for all liability, fees and expenses that may arise because such Person fails or refuses to agree to the terms hereof.

                  (f) Any Claim by a stockholder or former stockholder of the Corporation or any other Person seeking to assert: (i) ownership or rights to ownership of the Stock of the Corporation; (ii) any rights of a stockholder (other than the right to receive the Purchase Price in accordance with the terms of this Agreement) including any Option, preemptive rights or rights to receive notice or to vote; (iii) any rights under the Corporation's charter, bylaws or other constituent documents; or (iv) any Claim that his or her shares of capital stock or securities that were convertible or exchangeable into capital stock or Options were improperly repurchased by the Corporation.

                  (g)      Any Claim for transaction costs or expenses.

                  (h) All demands, assessments, judgments, costs and reasonable legal and other reasonable expenses arising from, or in connection with, any action, suit, proceeding or Claim incident to any of the foregoing.

                  Section 11.4      Indemnification by the Purchaser. Subject to
Section 11.1 and 11.2, the Purchaser agrees to, and shall, indemnify the Sellers and hold each of them harmless, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any of the following:

                  (a) Any misrepresentation, breach of warranty or non-fulfillment of any obligation on the part of the Purchaser under this Agreement, any document relating hereto or thereto or contained in any schedule to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other Contract or instrument by the Purchaser hereunder.

                  (b) All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with, any action, suit, proceeding or Claim incident to any of the foregoing.

                  Section 11.5      Notice of Indemnity Claims.

                  (a) The following procedures shall be applicable with respect to indemnification for third-party Claims. Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the "Indemnitee") of notice of the commencement of any (i) Tax audit or proceeding for the assessment of Tax by any Authority or any other proceeding likely to result in the imposition of a Tax liability or obligation or (ii) any action or the assertion of any Claim, liability or obligation by a third party (whether by legal process or otherwise), against which Claim, liability or obligation the other party to this Agreement (hereinafter the "Indemnitor") is, or may be, required under this Agreement to indemnify such Indemnitee, the Indemnitee shall, if a Claim thereon is to be, or may be, made against the Indemnitor, notify the Indemnitor in writing of the commencement or assertion thereof and give the Indemnitor a copy of such Claim, process and all legal pleadings. The Indemnitor shall have the right to (i) participate in the defense of such action with counsel of reputable standing and (ii) assume the defense of such action by agreeing to assume such defense within ten (10) business days of transmittal of the notice of the Claim by the Indemnitee, in writing unless such Claim (A) may result in criminal proceedings, injunctions or other equitable remedies in respect of the Indemnitee or its business; (B) may result in liabilities which, taken with other then existing Claims under this
Article XI, would not be fully indemnified hereunder; (C) may have a Material Adverse Effect on the business or financial condition of the Indemnitee after the Closing Date (including an effect on the Tax liabilities, earnings or ongoing business relationships of the Indemnitee); (D) is for an alleged amount of less than $25,000; or (E) upon petition by the Indemnitee, if an appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such Claim, in which events the Indemnitee shall assume the defense.

                  (b) The Indemnitor and the Indemnitee shall cooperate in the defense of any third party Claims. In the event that the Indemnitor assumes or participates in the defense of such third party Claim as provided herein, the Indemnitee shall make available to the Indemnitor all relevant records and take such other action and sign such documents as are reasonable necessary to defend such third party Claim in a timely manner. If the Indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the Indemnitor has agreed to indemnify the Indemnitee under this Agreement, the Indemnitor shall promptly reimburse the Indemnitee in an amount equal to the amount of such payment plus all expenses (including legal fees and expenses) incurred by such Indemnitee in connection with such obligation or liability subject to this Article XI. No Indemnitor, in the defense of any such Claim, shall, except with the consent of the Indemnitee, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability with respect to such Claim. In the event that the Indemnitor does not accept the defense of any matter for which it is entitled to assume as provided above, the Indemnitee shall have the full right to defend such Claim.

                  (c) Prior to paying or settling any Claim against which an Indemnitor is, or may be, obligated under this Agreement to indemnify an Indemnitee, the Indemnitee must first supply the Indemnitor with a copy of a final court judgment or decree holding the Indemnitee liable on such Claim or failing such judgment or decree, must first receive the written approval of the terms and conditions of such settlement from the Indemnitor, which shall not be unreasonably withheld; provided however, that no written approval is required from the Indemnitor as to any third party Claim (i) that results solely in injunctions or other equitable remedies in respect of the Indemnitee or its business; (ii) that settles liabilities, or portions thereof, that are not subject to indemnification hereunder; or (iii) is for an amount of less than $25,000.

                  (d) An Indemnitee shall have the right to employ its own counsel in any case and the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (i) the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such Claim; (ii) the Indemnitor shall not have employed counsel in the defense of such Claim after ten days notice; or (iii) such Indemnitee shall have reasonably concluded that there may be defenses available to it which are contrary to, or inconsistent with, those available to the Indemnitor; in any of the foregoing events such fees and expenses shall be borne by the Indemnitor.

                  Section 11.6      Indemnification Obligation

                  (a) Each Seller hereby agrees that, subject to the following provisions of this Section 11.6, any Claims by the Purchaser for indemnification by the Purchaser against the Sellers (or any of them) hereunder may be satisfied by the Purchaser by its right of offset pursuant to the terms of the Note. All payments for indemnifiable damages made pursuant to this
Article XI shall be treated as adjustments to the Purchase Price. If the principal amount of the Note is insufficient to set off any Claim by the Purchaser for indemnifiable damages made hereunder (or have been delivered to the holders prior to the making or resolution of such Claim), then the Purchaser may take any action or exercise any remedy available to it against the Sellers by appropriate legal proceedings to collect such indemnifiable damages. To the extent the principal amount of the Note is sufficient in value to cover the claimed amount of all of the Purchaser's indemnification Claims, then the Purchaser agrees to first offset against the principal amount of the Note prior to seeking redress against any of the Sellers' other assets.

                  (b) Each Indemnitor shall pay the indemnification amount in excess of the principal amount of the Note claimed by the Indemnitee in immediately available funds promptly within ten (10) days after the Indemnitee provides the Indemnitor with written notice of such a Claim hereunder unless the Indemnitor in good faith disputes such Claim. If the Indemnitor disputes such Claim in good faith, then promptly after the resolution of such dispute, the amount finally determined to be due shall be paid by the Indemnitor to the Indemnitee in immediately available funds within ten (10) days of such dispute resolution. In the event the Indemnitor fails to pay the Indemnitee the amount of such indemnification Claim within such ten (10) day period the Indemnitor shall pay the Indemnitee interest on the amount of such indemnification Claim at a rate of ten percent (10%) per annum, compounded monthly from the date of the original written notice of such indemnification Claim until the indemnification Claim is paid in full.

                                   ARTICLE XII
                                  MISCELLANEOUS

                  Section 12.1      Certain Definitions.

                  "Adjusted Working Capital Shortfall" shall exist when the Corporation's Closing Date Working Capital is less than eighty percent (80%) of the Estimated Closing Date Working Capital.

                  "Adjustment Statement" shall have the meaning set forth in
Section 1.4.

                  "Agreement" shall have the meaning set forth in the Preamble.

                  "Authority" means any governmental, regulatory or administrative body, agency, department, commission, board, bureau, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory authority, consumer protection agency or other instrumentality, whether international, national, federal, state, provincial, local, county, or municipality.

                  "Affiliate" means, with regard to any Person, (a) any Person, directly or indirectly, controlled by, under common control of, or controlling such Person; (b) any Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent (5%) or more of the equity or voting securities; (c) any Person that holds, of record or beneficially, five percent (5%) or more of the equity or voting securities of such Person; (d) any Person that, through Contract, relationship or otherwise, exerts a substantial influence on the management of such Person's affairs; (e) any Person that, through Contract, relationship or otherwise, is influenced substantially in the management of its affairs by such Person; (f) any director, officer, partner or individual holding a similar position in respect of such Person; or (g) as to any natural Person, any Person related by blood, marriage or adoption and any Person owned by such Persons, including without limitation, any spouse, parent, grandparent, aunt, uncle, child, grandchild, sibling, cousin or in-law of such Person.

                  "Business" means the actual and contemplated business of the Corporation on the Closing Date.

                  "Cash Amount" shall have the meaning set forth in Section 1.2.

                  "CERCLA" means Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the Regulations thereunder.

                  "Chief Financial Officer" shall have the meaning set forth in
Section 1.3.

                  "Claim" means any action, suit, claim, lawsuit, warning letter, fine, penalty, demand, inquiry, hearing, investigation, notice of a violation or noncompliance, litigation, proceeding, arbitration, appeals or other dispute, whether civil, criminal, administrative or otherwise.

                  "Closing" shall have the meaning set forth in Section 9.1.

                  "Closing Date" shall have the meaning set forth in Section
9.1.

                  "Closing Date Balance Sheet" shall have the meaning set forth in Section 1.3.

                  "Closing Date Working Capital" of the Corporation shall mean the following from the Closing Date Balance Sheet or Estimated Closing Date Balance Sheet, respectively: (a) the sum of (i) cash, (ii) accounts receivable that satisfy the representation in Section 2.22, (iii) inventory that satisfies the representation in Section 2.22, and (iv) prepaid expenses, less (b) the sum of the Corporation's (i) accounts payable, (ii) accrued expenses and (iii) other current liabilities, contingencies or reserves set forth on the Closing Date Balance Sheet or Estimated Closing Balance Sheet, respectively.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Regulations thereunder.

                  "Contested Adjustments" shall have the meaning set forth in
Section 1.4.

                  "Contested Adjustment Notice" shall have the meaning set forth in Section 1.4.

                  "Contract" means any agreement, contract, commitment, instrument, document, certificate or other binding arrangement or understanding, whether written or oral.

                  "Corporation" shall mean Software Support Team, Inc., a Florida corporation and any Subsidiaries taken as a whole, notwithstanding any definition in the preamble.

                  "Corporation Intellectual Property" shall mean all Intellectual Property owned by the Corporation or used or useful in connection with the Business of the Corporation.

                  "Employee Benefit Plans" shall have the meaning set forth in
Section 2.18.

                  "Environmental Law" shall mean any Regulation, Order, settlement agreement or Authority requirement, which relates to or otherwise imposes liability or standards of conduct concerning the environment, health, safety or Hazardous Substances, including without limitation, discharges, emissions, releases or threatened releases of noises, odors or any Hazardous Substances, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Substances, including but not limited to CERCLA, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Material Transportation Act, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Federal Water Pollution Control Act, the Clean Water Act, the Clean Air Act, the Occupational Safety and Health Act, any so-called "SuperLien" law, all as now or hereafter amended or supplemented, and the Regulations promulgated thereunder, and any other similar Federal, state or local Regulations.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Estimated Closing Date Balance Sheet" shall have the meaning set forth in Section 1.3.

                  "Estimated Closing Date Working Capital" shall have the meaning set forth in Section 1.3.

                  "Financial Statements" shall have the meaning set forth in
Section 2.7.

                  "Financial Statement Date" shall have the meaning as set forth in Section 2.7.

                  "GAAP" means U.S. generally accepted accounting principles, consistently applied, as in existence at the date hereof.

                  "Guarantee" means any guarantee or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect with respect to any obligations of another Person, through a Contract or otherwise, including, without limitation, (a) any endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligations and (b) any Contract (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations, (ii) to purchase, sell or lease property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital contribution to or other Investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy an obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation.

                  "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, any petroleum or petroleum products, radioactive materials, asbestos in any form that has become friable, ura formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas, any chemicals, materials or substances defined or included in the definition of "hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law, any other chemical, material or substance, exposure to which is prohibited, limited, or regulated by any governmental Authority and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products or by-products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Law or which are or could reasonably be expected to become regulated, listed or controlled by, under or pursuant to any Environmental Law, or which has been or shall be determined or interpreted at any time by any Authority to be a hazardous or toxic substance regulated under any other Regulation or Order.

                  "Hurdle Rate" shall have the meaning set forth in Section
11.2.

                  "Indebtedness" with respect to any Person means (a) any obligation of such Person for borrowed money, but in any event shall include:
(i) any obligation or liabilities incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business, (whether or not such Person has assumed or become liable for the payment of such obligation) (whether accrued, absolute, contingent, unliquidated or otherwise, known or unknown, whether due or to become due); (ii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder; (iii) obligations incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Liens; (iv) capitalized lease obligations (excluding all lease obligations set forth on Schedule 12.1 hereto); and (v) all Guarantees of such Person; (b) accounts payable of such Person that have not been paid within sixty (60) days of their due date and are not being contested; (c) annual employee bonus obligations that are not accrued on the Financial Statements; and
(d) retroactive insurance premium obligations.

                  "Indemnitee" shall have the meaning set forth in Section 11.5.

                  "Indemnitor" shall have the meaning set forth in Section 11.5.

                  "Independent Accountant" shall have the meaning set forth in
Section 1.4.

                  "Intellectual Property" means all domestic and foreign patents, patent applications, trademarks, service marks and other indicia of origin, trademark and service mark registrations and applications for registrations thereof, copyrights, copyright registrations and applications for registration thereof, Internet domain names and universal resource locators ("URLs"), trade secrets, inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), technical data, customer lists, corporate and business names, trade names, trade dress, brand names, know-how, show-how, maskworks, formulae, methods (whether or not patentable), designs, processes, procedures, technology, source codes, object codes, computer software programs, databases, data collectors and other proprietary information or material of any type, whether written or unwritten (and all good will associated with, and all derivatives, improvements and refinements of, any of the foregoing).

                  "Investment" shall mean (a) any direct or indirect ownership, purchase or other acquisition by a Person of any notes, obligations, instruments, capital stock, Options, securities or ownership interests (including partnership interests and joint venture interests) of any other Person; and (b) any capital contribution or similar obligation by a Person to any other Person.

                  "Latest Balance Sheet" means the balance sheet dated as of the Financial Statement Date.

                  "Lien" means any (a) security interest, lien, mortgage, pledge, hypothecation, encumbrance, Claim, easement, charge, restriction on transfer or otherwise, or interest of another Person of any kind or nature, including any conditional sale or other title retention Contract or lease in the nature thereof; (b) any filing or agreement to file a financing statement as debtor under the UCC or any similar statute; and (c) any subordination arrangement in favor of another Person.

                  "Material Adverse Effect" means any circumstances, state of facts or matters which might reasonably be expected to have a material adverse effect in respect of the Corporation's business, operations, properties, assets, condition (financial or otherwise), results, plans, strategies or prospects.

                  "Note" shall have the meaning set forth in Section 1.2.

                  "Occurrence" means any accident, happening or event which occurs or has occurred at any time prior to the Closing Date which results or is alleged to have resulted in injury or death to any Person or damage to or destruction of property (including damage to or destruction of the product itself) or other consequential damages, at any time.

                  "Option" means any subscription, option, warrant, right, security, Contract, commitment, understanding, stock appreciation right, phantom stock option, profit participation or arrangement by which (a) with respect to the Corporation, the Corporation is bound to issue any additional shares of its capital stock or an interest in the equity or equity appreciation of the

Corporation or rights pursuant to which any Person has a right to purchase shares of the Corporation's capital stock or an interest in the equity or equity appreciation of the Corporation or (b) with respect to a Seller, the Seller is bound to sell or allow another Person to vote, encumber or control the disposition of any shares of the Corporation's capital stock or rights pursuant to which any Person has a right to purchase, vote, encumber or control the disposition of shares of the Corporation's capital stock from the Seller.

                  "Order" means any writ, decree, order, judgment, injunction, rule, ruling, Lien, citation, summons, directive, communication or informational request, voting right, consent of or by an Authority.

                  "Permits" means all permits, licenses, registrations, certificates, Orders, qualifications or approvals required by any Authority or other Person.

                  "Person" means any corporation, partnership, joint venture, limited liability company, organization, entity, Authority or natural person.

                  "Policies" means all Contracts that insure (a) the Corporation's properties, plant and equipment for loss or damage; and (b) the Corporation or its officers, directors, employees or agents against any liabilities, losses or damages (or lost profits) for any reason or purpose.

                  "Purchase Price" shall have the meaning set forth in Section 1.2.

                  "Purchaser" shall have the meaning set forth in the Preamble.

                  "Restricted Area" shall mean those states in which the Purchaser, the Corporation or their Affiliates is conducting or has written proposals to conduct business as of the date of determination.

                  "Restricted Period" shall mean five (5) years after the date of this Agreement.

                  "Regulation" means any rule, law, code, statute, regulation, ordinance, requirement, announcement, policy, guideline, rule of common law or other binding action of or by an Authority and any judicial interpretation thereof.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and Regulations promulgated thereunder, or any similar federal law then in force.

                  "Seller" shall have the meaning set forth in the Preamble.

                  "Settlement Amount" shall have the meaning set forth in
Section 1.4.

                  "Settlement Amount Certificate" shall have the meaning set forth in Section 1.4.

                  "Settlement Date" shall have the meaning set forth in Section 1.4.

                  "Stock" shall have the meaning set forth in the second whereas clause.

                  "Subsidiary" any Person in which the Corporation has (a) an Investment; (b) advanced funds or provided financial accommodations to which, in each case, is secured by an Investment in; or (c) has an Option to acquire an Investment in such Person.

                  "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall, profits, environmental, customs, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other similar tax, governmental fee, governmental assessment or governmental charge of any kind whatsoever, including any interest, penalties or additions to Tax or additional amounts with respect to the foregoing.

                  "Tax Returns" means returns, declarations, reports, Claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, Regulations or administrative requirements relating to any Taxes.

                  "Transaction Documents" means this Agreement and the exhibits attached hereto, the articles of incorporation and bylaws of the Corporation, the employment agreements and all other documents referenced in or contemplated by this Agreement.

                  "UCC" means the Uniform Commercial Code.

                  "Working Capital Shortfall" shall mean the amount by which the Corporation's Closing Date Working Capital is less than the Estimated Closing Date Working Capital.

                  Section 12.2 Expenses. The Sellers and the Purchaser shall pay their own expenses, and the Sellers shall pay any expenses incurred by the Corporation, incident to the negotiation, preparation and carrying out of this Agreement, including, without limitation, the fees and expenses of their respective counsel.

                  Section 12.3 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the internal laws of the State of Florida.

                  Section 12.4 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

                  Section 12.5 Notices. Any notice, demand or other communication required or permitted under this Agreement shall be sufficiently given if and when (a) delivered in person, (b) sent by telecopy, (c) one business day after being couriered by overnight receipted courier service, and
(d) three business days after mailing by registered or certified mail, postage prepaid, addressed as follows:

                  If to the Purchaser, to:

                         Marex, Inc.
                         ATTN: Chief Financial Officer
                         5835 Blue Lagoon Drive
                         4th Floor
                         Miami, Florida 33126

                  with a copy to:

                         White & Case LLP
                         First Union Financial Center
                         200 South Biscayne Boulevard, Suite 4900
                         Miami, Florida  33131-2352
                         tel: (305) 371-2700
                         fax: (305) 358-5744
                         Attn: Jorge L. Freeland, Esquire
                               Steven L. Bray, Esquire

                  and if to the Corporation, to:

                         Software Support Team, Inc.
                         ATTN:  Arthur M. Peacock, Vice President
                         3900 Woodlake Boulevard

                         Suite 200
                         Lake Worth, Florida 33463

                  with a copy to:

                         Larry E. Schner, P.A.
                         750 South Dixie Highway
                         Boca Raton, Florida 33432
                         tel: (561) 368-6266
                         fax: (561) 368-0211

and if to the Sellers, to the address set forth on the signature pages hereto or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopier or mailed.

                  Section 12.6 Counterparts. This Agreement may be executed by facsimile or original signature in two or more counterparts, all of which taken together shall constitute one instrument.

                  Section 12.7 Entire Agreement. This Agreement, including the exhibits, schedules, and other documents referred to herein and therein which form a part hereof and thereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  Section 12.8 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by the Purchaser and the Sellers.

                  Section 12.9 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

                  Section 12.10 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

                  Section 12.11 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Purchaser may, without the prior approval of the Sellers or the Corporation, assign its rights, interests and obligations hereunder to any Affiliate, and may grant Liens in respect of its rights and interests hereunder to its lenders (and any agent for the lenders), and the parties hereto consent to any exercise by such lenders (and such agent) of their rights and remedies with respect to such collateral.

                  Section 12.12 CONSENT TO JURISDICTION; SERVICE OF PROCESS. THE CORPORATION, EACH SUBSIDIARY AND EACH OF THE SELLERS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE STATE OR FEDERAL COURTS LOCATED IN MIAMI-DADE COUNTY, FLORIDA IN CONNECTION WITH ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED BY SUCH COURTS.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                          MAREX, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          SOFTWARE SUPPORT TEAM, INC.


                                          By:
                                             -----------------------------------
                                               Name:
                                               Title:

No. Shares                                SELLERS

59,100
                                          --------------------------------------
                                          Albert L. Peacock
                                          W5413 Amy Avenue
                                          Appleton, WI 54914
No. Shares

59,100
                                          --------------------------------------
                                          Arthur M. Peacock
                                          3901 Cypress Lake Drive
                                          Lake Worth, FL 33467

         Exhibits
         --------

         1.2          Note
         7.1          Officer's Certificate
         7.6          Chief Financial Officer's Certificate
         7.8          Secretary's Certificate
         7.12         Employment Agreements
         7.15         Landlord Estoppel Agreement
         8.5          Security Agreement

         Schedules
         ---------

         1.3          Estimated Closing Date Balance Sheet Procedures
         2.1          Jurisdictions
         2.3          Capitalization
         2.6          Conflicts
         2.7(a)       Financial Statements
         2.7(b)       Indebtedness
         2.7(c)       Guaranteed Obligations
         2.8          Employees
         2.9          Warranty
         2.10         Certain Developments
         2.11         Title to Properties
         2.12         Taxes
         2.13         Contracts and Commitments
         2.14         Intellectual Property
         2.15         Litigation
         2.17         Insurance
         2.18         Employee Benefit Plans
         2.20         Affiliated Transactions
         2.21         Environmental Matters
         5.3          Assumed Obligations
         12.1         Exceptions to Definitions of Indebtedness